EXHIBIT 23.1




                      CONSENT OF INDEPENDENT AUDITORS
                         Janet Loss, C.P.A., P.C.
                        Certified Public Accountant
                            1780 South Bellaire
                                 Suite 500
                             Denver, CO 80222


The Board of Directors
Elderwatch, Inc.
2881 North Pine Island Road
Building 65, Suite 203
Sunrise FL 33322

Dear Sirs:

This letter will authorize you to include the Audit of your company dated July 31, 2003 and the Audit Report dated October 6, 2003 in the
Registration statement currently under review with the Securities and Exchange Commission.


Yours Truly,

/S/   Janet Loss, C.P.A., P.C.
     Janet Loss, C.P.A., P.C.

December 2, 2003